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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2004

     Bear Stearns Asset Backed Securities I LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113636 (Commission file number)	20-0842986 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code (212) 272-2000

          N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Attached as Exhibit 99.1 to this Current Report are certain materials (the "Computational Materials") furnished to the Registrant by Bear, Stearns & Co. Inc. ("Bear Stearns") in respect to Bear Stearns Asset Backed Securities Trust 2004-2, Asset-Backed Certificates, Series 2004-2 (the "Certificates"). The Certificates will be offered pursuant to a Prospectus Supplement, to be dated on or about September 28, 2004, and a Prospectus dated April 26, 2004 (the Prospectus Supplement and the Prospectus are collectively referred to herein as the "Prospectus") to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"). The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (Commission File No. 333-113636) (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

The Computational Materials were prepared solely by Bear Stearns for use by itself as underwriter (the "Underwriter"), and the Registrant did not prepare or participate (other than providing to the Underwriter the background information concerning the underlying pool of assets upon which the Computational Materials are based) in the preparation of the Computational Materials.

Any statements or information contained in these Computational Materials shall be deemed to be modified or superseded for the purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 9.01 Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

99.1    Computational Materials of Bear, Stearns & Co. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

Dated: September 30, 2004

EXHIBIT INDEX

Exhibit No. 99.1	Description of Exhibit Computational Materials of Bear, Stearns & Co. Inc.